Earnings Per Share Reconciliation & Guidance
2009 2010 2011 2012 2013E
(1)
EPS from Continuing Operations $(1.31) $1.46 $1.76 $2.11 $2.15-$2.25
Adjustments:
Impairment and cessation of
depreciation, net of tax
$2.51
Kentucky Tax
$(0.03)
Foundation
$0.02 $0.02
Weather (Mid Point of Range)
$(0.14)
Adjusted EPS from Continuing
Operations
$1.20 $1.48 $1.73 $1.99
(1) Excludes premium paid over par and other charges related to the recently announced tender offer by American Water’s finance subsidiary, American
Water Capital Corp., for up to $300 million of its 6.085% Senior Notes due 2017. (See also Form 8-K filed on 9-10-13 and associated tender offer-related press releases)
October 2013
Exhibit 99.1
NYSE: AWK
www.amwater.com